UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 19, 2009

Collexis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33495	30-0505595
(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 980, Columbia, SC	29201
(Address of principal executive offices)	(Zip Code)

(803) 727-1113
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement Restatement and Amendments

On January 23, 2009, the Board of Directors of Collexis Holdings, Inc. (OTCBB: CLXS. the “Company”), authorized the First Restatement and Amendments to the January 5, 2006 Employment Agreement for William D. Kirkland, the Company’s CEO, the January 25, 2006 Employment Agreement for Stephen A. Leicht, Executive Vice President of the Company, the April 1, 2007 Employment Agreement for Darrell W. Gunter, Executive Vice President of the Company and the Employment Agreement effective April 7, 2008 for Mark Murphy, the Company’s CFO (the “First Amendments”).  The Restatement and Amendments were not completed until August 20, 2009 and subsequently approved by the Board on August 24, 2009.

The Employment Agreement Restatement and Amendments provided the following:

•
Compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) by: (A) providing that amounts payable upon a senior officer’s termination shall be delayed six months, and (B) establishing compliant times and forms of payments for other compensation items subject to Code Section 409A (e.g., expense reimbursements, medical continuation, etc.);

•	Extension of the initial three year term for Mr. Kirkland and Mr. Leicht for an additional three year term

•
Reduction of Mr. Kirkland’s severance period during the additional three year term from 24 months to 12 months And an increase in the severance periods for Messrs. Leicht, Gunter and Murphy from 6 months to 12 months.

•	Elimination of the mitigation clause in the agreements of Messrs. Kirkland, Leicht and Gunter; and

•
Addition of a provision for a Change of Control payment to Messrs. Kirkland, Leicht, Gunter and Murphy in lieu of severance in the event the Company is sold and the executives are not retained on terms and conditions similar to their current employment with the Company.  Such payment is at a rate of two times their annual base salary.

The description above is qualified in its entirety by reference to the executed First Restatement and Amendments of Senior Executive Employment Agreements attached hereto as Exhibits 10.6, 10.7, 10.8, and 10.9 and incorporated herein by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets

On August 31, 2009 the Company announced the agreement to sell its 100% interest in Lawriter LLC (‘Lawriter”) to SSN Holdings, LLC (‘the Buyer”) a Nevada limited liability company.   The sale is effective as of August 1, 2009.  In consideration for the sale, the Company will receive $2,115,000 in cash and the Buyer will assume, and the Company will be released from, essentially all liabilities of the Company with respect to Lawriter including:

1.	The following liabilities of the Company under the 2008 Lawriter Purchase Agreement dated February 1, 2008:

(A)
the remaining obligations of the Company to the Ohio State Bar Association (“OSBA”) under Section 2(b)(i)(A)(3)(y) of the 2008 Purchase Agreement and the obligations under the letter agreement between the Company and OSBA dated April 3, 2009 related to the monthly fee credits owed to OSBA until January 31, 2014;

(B)
the payment obligations of the Company to The Institute of Legal Publishing, Inc. (“Lawcorp”) in the amount of three (3) payments of Seven Hundred Fifty Thousand Dollars ($750,000.00) to be paid on February 1, 2010, February 1, 2011 and February 1, 2012 pursuant to Section 2(b)(i)(B)(3) of the 2008 Purchase Agreement related to the balance of the Fixed Payments owed to Lawcorp;  and

(C)	the payment obligations of the Company to the OSBA and Lawcorp under Section 2(b)(ii) of the 2008 Purchase Agreement related to an earn-out.

2.	The Escrow Agreement.

3.	The VersusLaw license agreement.

4.	Consulting Agreement dated as of February 1, 2008 by and between Lawriter, Inc. and Joseph W. Shea III.

5.	Consulting Agreement dated as of February 1, 2008 by and between Lawriter, Inc. and OSBA.COM LLC.

The total value of the consideration to be received by the Company is approximately $7.1 million and the transaction is expected to close no later than September 4, 2009.  In connection with the transaction, the Company has agreed to pay a fee of  $508,790 to Jordan Edmiston Group, Inc., which acted as the Company’s financial advisor in the transaction.  The Company has also agreed to pay sale bonuses in connection with the transaction to Stephen A. Leicht, Executive Vice President of the Company, and Steven Newsom, Lawriter’s General Manager, in the amounts of $125,000 and $75,000, respectively.

The above description is qualified in its entirety by reference to the executed Limited Liability Company Interest Purchase Agreement between SSN Holdings, LLC and Collexis Holdings, Inc. attached as Exhibit 11.1. and incorporated herein by reference.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced that the Board accepted the resignation of  director Mark Auerbach effective August 19, 2009.

Mr. Auerbach has served as a director since June 2007 and has chaired and served on the Audit Committee and in 2009 became a member of the Compensation Committee.  Mr. Auerbach has no disagreements with management, the Board or the Company’s independent registered public accountants but wishes to devote more of his time to other personal pursuits.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description

10.6	First Restatement and Amendment of Senior Executive Employment Agreement dated as of August 24, 2009 by and between Collexis Holdings, Inc. and William D. Kirkland..

10.7	First Restatement and Amendment of Senior Executive Employment Agreement dated as of August 20, 2009 by and between Collexis Holdings, Inc. and Stephen A. Leicht.

10.8	First Restatement and Amendment of Senior Executive Employment Agreement dated as of August 20, 2009 by and between Collexis Holdings, Inc. and Darrell Gunter.

10.9	First Restatement and Amendment of Senior Executive Employment Agreement dated as of August 20, 2009 by and between Collexis Holdings, Inc. and Mark Murphy.

11.1	Limited Liability Company Interest Purchase Agreement by and between SSN Holdings, Inc. and Collexis Holdings, Inc. dated August 18, 2009.

99.1
Pro-forma financial statements of the Lawriter, LLC subsidiary sold including a Balance Sheet for the period ended March 31, 2009 and a Statement of Operations for the nine months ended March 31, 2009 (Unaudited) and a Statement of Operations for the fiscal year ending June 30, 2008 (Audited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: September 4, 2009	By:	/s/ Mark Murphy
Mark Murphy
Chief Financial Officer